SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2011

CIGNA Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-08323	06-1059331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Liberty Place, 1601 Chestnut Street Philadelphia, Pennsylvania 19192 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(215) 761-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events

On March 2, 2011, CIGNA Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, and Wells Fargo Securities, LLC, as representatives of the underwriters named in Schedule I of the Underwriting Agreement, with respect to the issuance and sale by the Company of $300,000,000 aggregate principal amount of 4.500% Senior Notes due 2021 (the “10-Year Notes”) and $300,000,000 aggregate principal amount of 5.875% Senior Notes due 2041 (the “30-Year Notes” and, together with the 10-Year Notes, the “Notes”).  The Notes were sold pursuant to an effective shelf registration statement on Form S-3ASR, File No. 333-161227.  A copy of the Underwriting Agreement is filed as Exhibit 99.1.

The terms of the Notes are governed by a Senior Indenture, dated as of August 16, 2006, between the Company and U.S. Bank National Association, as trustee, as amended by Supplemental Indenture No. 3 thereto, dated as of March 7, 2008 (as amended, the “Base Indenture”), and as supplemented by Supplemental Indenture No. 7 to the Base Indenture, dated as of March 7, 2011 (the “Supplemental Indenture”).  The Supplemental Indenture with respect to the Notes (including the form of the Note) is filed as Exhibit 99.2.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits.

99.1
Underwriting Agreement, dated as of March 2, 2011, among CIGNA Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

99.2	Supplemental Indenture No. 7, dated as of March 7, 2011 between CIGNA Corporation and U.S. Bank National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION
Date:	March 8, 2011	By:	/s/ Thomas A. MacCarthy
			Name:	Thomas A. McCarthy
			Title:	Acting Chief Financial Officer